Exhibit 99.1

PRESS RELEASE

Primoris Services Corporation to Expand Utility Business through Acquisition of PLH Group, Inc.

Dallas, Texas – June 27, 2022 – Primoris Services Corporation (NASDAQ Global Select: PRIM) (“Primoris” or the “Company”) announced today that it has entered into a definitive merger agreement to acquire PLH Group, Inc. (“PLH Group” or “PLH”) in an all-cash transaction valued at $470 million.

Primoris, one of the top specialty contractors in the U.S., provides critical infrastructure services to the utility, renewables and other related energy markets. The Company’s strategic focus on utility markets includes Power Delivery, Communications, and Gas Utilities. PLH Group is a utility-focused specialty construction company with concentration in key fast-growing regions of the U.S. Both companies are headquartered in the Dallas-Fort Worth metroplex.

Strategic Advantages and Benefits

●	Nearly doubles Power Delivery business and increases the Company’s Utilities segment to over 50 percent of pro forma revenue
●	Solidifies Power Delivery presence in the five fastest-growing states to create more turnkey opportunities
●	Accelerates the Company’s ongoing portfolio transition towards higher-growth, higher-margin markets and recurring Master Service Agreement (“MSA”) revenue

Financial Advantages and Benefits

●	Double-digit earnings per share accretion within 12 months with material cost and revenue synergies
●	Primoris expects annual cost savings of at least $10 million from cost initiatives within 24 months after the close of the transaction
●	Pro forma for the transaction Primoris net leverage of approximately 3.3x net debt to adjusted EBITDA for the last 12 months with targeted de-levering to 2.0x by 2024

“This acquisition aligns solidly with our strategic focus on higher-growth, higher-margin business segments,” said Tom McCormick, President and Chief Executive Officer of Primoris. “It expands our footprint for Power Delivery services at a time when improvement and expansion of our domestic electric grid is driving massive capital investment in this market.”

McCormick also pointed to the strengths of PLH in emerging growth utility markets including data centers and renewable-power-generation-to-grid connections: “We are the best owner for this business, and its scope complements ours both in end markets and geographic coverage, advancing us along our strategic path. We look forward to welcoming the PLH team to the Primoris family of companies.”

Peter Sandore, Chief Executive Officer of PLH Group, said, “We’re excited about the opportunities Primoris provides for both our customers and employees. Primoris’ wide range of services allow us to offer new capabilities to our existing customers while we continue to advance our core values of safety, integrity, professionalism, and teamwork. Further, Primoris’ size and expanded footprint will give the PLH teams access to greater career mobility and more diverse job opportunities in the future.”

For the 12 months ended May 31, 2022, PLH generated total revenue of $733 million and total adjusted earnings before income tax, depreciation and amortization (“Adjusted EBITDA”) of $54 million. Approximately 80 percent of PLH revenue is associated with Power Delivery and Gas Utility end markets for the 12 months ended December 31, 2021.

With a high proportion of PLH revenue based on master service agreements (“MSAs”) and unit price contracts, the transaction also maintains Primoris’ strategic emphasis on limiting contract risk. On a pro forma basis, MSA contracts will increase from 46 percent of total revenue to 48 percent of total revenue.

Transaction Approvals and Closing Conditions

The transaction has been unanimously approved by the Boards of Directors of both Primoris and PLH Group and is expected to close in the third quarter of 2022. The transaction is dependent on the receipt of regulatory approvals and other customary closing conditions.

Financing

Primoris will acquire PLH Group for a purchase price of $470 million, funded through borrowings under our existing credit agreement. Certain members of our existing lender group have committed to provide $425 million of incremental term loans. Pro forma for the transaction, Primoris’ net leverage will be approximately 3.3x net debt to adjusted EBITDA, based on estimated Primoris net debt as of June 30, 2022, and Primoris LTM adjusted EBITDA as of March 31, 2022 combined with PLH LTM adjusted EBITDA as of May 31, 2022. Following the close of the transaction, Primoris targets net leverage of 2.0x by 2024.

Advisors

UBS Investment Bank served as the exclusive financial advisor to Primoris. Gibson, Dunn & Crutcher LLP served as the Company’s legal counsel. Stifel, Nicolaus & Company served as the exclusive financial advisor to PLH Group. K&L Gates LLP served as PLH Group’s legal counsel.

Conference Call

Tom McCormick, President and Chief Executive Officer, and Ken Dodgen, Executive Vice President and Chief Financial Officer, will host a conference call Monday, June 27, 2022 at 9:00 am Central Time / 10:00 am Eastern Time to discuss the transaction.

Interested parties may participate in the call by dialing:

●	1-877-270-2148 (Domestic)
●	1-412-902-6510 (International)

Presentation slides to accompany the conference call are available for download in the Investor Relations section of Primoris’ website at www.primoriscorp.com. Once at the Investor Relations section, please click on “Events & Presentations”.

If you are unable to participate in the live call, a replay may be accessed by dialing 1-877-344-7529, or 1-412-317-0088 (access code: 2594883) and will be available for approximately seven days. The conference call will also be broadcast live over the Internet and can be accessed and replayed through the Investor Relations section of Primoris’ website at www.primoriscorp.com.

About Primoris

Primoris Services Corporation is a leading specialty contractor providing critical infrastructure services to the utility, energy/renewables and pipeline services markets throughout the United States and Canada. The Company supports a diversified base of blue-chip customers with engineering, procurement, construction and maintenance services. A focus on multi-year master service agreements and an expanded presence in higher-margin, higher-growth markets such as utility-scale solar facility installations, renewable fuels, electrical transmission and distribution systems and communications infrastructure have also increased the Company’s potential for long-term growth. Additional information on Primoris is available at www.primoriscorp.com.

About PLH Group, Inc.

PLH Group is a leading full-service construction and specialty contractor that serves the electric power and pipeline markets. PLH Group has assembled a North American team of top-quality companies that deliver services covering the broad range of needs of its customers from pipeline construction and related directional drilling to electric transmission, distribution and substation construction including specialized foundations and helicopter airborne operations. Safety, expertise, and collaboration distinguish PLH Group’s diversified infrastructure service solutions.

Forward Looking Statements

This press release contains certain forward-looking statements, including the Company’s outlook, that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including with regard to the Company’s future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “targets”, “will”, “would” or similar expressions. Forward-looking statements include information concerning the possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally. Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things, customer timing, project duration, weather, and general economic conditions; changes in the mix of customers, projects, contracts and business; regional or national and/or general economic conditions and demand for the Company’s services; macroeconomic impacts arising from the long duration of the COVID-19 pandemic, including labor shortages and supply chain disruptions; price, volatility, and expectations of future prices of oil, natural gas, and natural gas liquids; variations and changes in the margins of projects performed during any particular quarter; increases in the costs to perform services caused by changing conditions; the termination, or expiration of existing agreements or contracts; the budgetary spending patterns of customers; inflation and other increases in construction costs that the Company may be unable to pass through to customers; cost or schedule overruns on fixed-price contracts; availability of qualified labor for specific projects; changes in bonding requirements and bonding availability for existing and new agreements; the need and availability of letters of credit; costs incurred to support growth, whether organic or through acquisitions; the timing and volume of work under contract; losses experienced in the Company’s operations; the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates; developments in governmental investigations and/or inquiries; intense competition in the industries in which the Company operates; failure to obtain favorable results in existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure of partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; failure to maintain safe worksites; risks or uncertainties associated with events outside of the Company’s control, including severe weather conditions, public health crises and pandemics (such as COVID-19), political crises or other catastrophic events; client delays or defaults in making payments; the availability of credit and restrictions imposed by credit facilities; failure to implement strategic and operational initiatives; risks or uncertainties associated with acquisitions, dispositions and investments; possible information technology interruptions or inability to protect intellectual property; the Company’s failure, or the failure of the Company’s agents or partners, to comply with laws; the Company’s ability to secure appropriate insurance; new or changing legal requirements, including those relating to environmental, health and safety matters; the loss of one or a few clients that account for a significant portion of the Company’s revenues; asset impairments; and risks arising from the inability to successfully integrate acquired businesses. In addition to information included in this press release, additional information about these and other risks can be found in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements. Primoris does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risk and uncertainties disclosed in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q filed with the SEC from time to time and (b) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC): (1) failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms, (2) delays in consummating the transactions or the failure to consummate the transactions, (3) our ability to realize the estimated synergies on the timeline expected or at all, and (4) our ability to subsequently deleverage our balance sheet to targeted levels.

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For additional information, contact:

Jeremy Apple

312-690-6003

PrimorisIR@clermontpartners.com